PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2011

NEW YORK, NY -- (Marketwire - February 08, 2012) - PennantPark Investment Corporation (NASDAQ: PNNT), "we," "our," "us" or "Company" today announces financial results for its first fiscal quarter ended December 31, 2011.

HIGHLIGHTS
Quarter Ended December 31, 2011
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $   810.4
  Net assets                                                      $   465.7
  Net asset value per share                                       $   10.19

Credit facility (cost $192.0)                                     $   191.0
SBA debentures                                                    $   150.0

Yield on debt investments at quarter-end                               13.2%

Operating Results:
  Net investment income                                           $    15.0
  Net investment income per share                                 $    0.33
  Distributions declared per share                                $    0.28

Portfolio Activity:
  Purchases of long-term investments                              $    43.0
  Sales and repayments of long-term investments                   $    69.3

  Number of new portfolio companies invested                              1
  Number of existing portfolio companies invested                         7
  Number of portfolio companies at quarter-end                           46

CONFERENCE CALL AT 9:00 A.M. ET ON FEBRUARY 9, 2012

The Company will host a conference call at 9:00 a.m. (Eastern Time) on Thursday, February 9, 2012 to discuss its quarterly financial results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 949-2165 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2343. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 23, 2012 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #3014273.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2011, our portfolio totaled $810.4 million and consisted of $262.1 million of senior secured loans, $162.4 million of second lien secured debt, $316.6 million of subordinated debt and $69.3 million of preferred and common equity investments. Our portfolio consisted of 63% fixed-rate investments and 37% variable-rate investments (including 29% with a London Interbank Offered Rate, or LIBOR, or prime floor). Our overall portfolio consisted of 46 companies with an average investment size of $17.6 million, a weighted average yield on debt investments of 13.2%, and was invested 32% in senior secured loans, 20% in second lien secured debt, 39% in subordinated debt and 9% in preferred and common equity investments.

As of September 30, 2011, our portfolio totaled $827.5 million and consisted of $296.5 million of senior secured loans, $165.3 million of second lien secured debt, $309.3 million of subordinated debt and $56.4 million of preferred and common equity investments. Our portfolio consisted of 61% fixed-rate investments and 39% variable-rate investments (including 31% with a LIBOR or prime floor). On December 31, 2011, we had two non-accrual debt investments, representing 1.5% of our overall portfolio on a market value basis and 4.8% of our overall portfolio on a cost basis. Our overall portfolio consisted of 48 companies with an average investment size of $17.2 million, a weighted average yield on debt investments of 13.3%, and was invested 36% in senior secured loans, 20% in second lien secured debt, 37% in subordinated debt and 7% in preferred and common equity investments.

For the three months ended December 31, 2011, we invested $43.0 million in one new portfolio company and seven existing portfolio companies with a weighted average yield on debt investments of 16.4%. Sales and repayments of long-term investments for the three months ended December 31, 2011 totaled $69.3 million.

For the three months ended December 31, 2010, we invested $99.9 million in six new portfolio companies and one existing portfolio company with a weighted average yield on debt investments of 15.0% (yield on debt investments, excluding value of attached equity, was 14.0%). Sales and repayments of long term investments for the three months ended December 31, 2010 totaled $85.5 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2011 and 2010, respectively.

Investment Income

Investment income for the three months ended December 31, 2011 was $26.8 million and was primarily attributable to $11.0 million from senior secured loans, $4.1 million from second lien secured debt investments and $11.7 million from subordinated debt investments. This compares to investment income for the three months ended December 31, 2010, which was $20.0 million, and was primarily attributable to $8.7 million from senior secured loans, $3.4 million from second lien secured debt investments and $7.9 million from subordinated debt investments. The increase in investment income compared with the same period in the prior year is due to the growth of our portfolio, rotation out of our lower yielding investments and other income associated with our investments.

Expenses

Expenses for the three months ended December 31, 2011 totaled $11.8 million. Base management fees for the same period totaled $4.0 million, performance-based incentive fees totaled $3.7 million, our senior secured revolving credit facility, or the Credit Facility, and Small Business Administration, or SBA, debentures related interest and expenses totaled $2.4 million and general and administrative expenses totaled $1.7 million. This compares to expenses for the three months ended December 31, 2010, which totaled $8.8 million. Base management fees for the same period totaled $3.5 million, performance-based incentive fees totaled $2.8 million, Credit Facility and SBA debentures related expenses totaled $1.1 million, general and administrative expenses totaled $1.3 million and excise taxes totaled $0.1 million. The increase in expenses is due to the growth of the portfolio and net investment income as well as the higher cost of debt capital.

Net Investment Income

Net investment income totaled $15.0 million, or $0.33 per share, for the three months ended December 31, 2011, and $11.2 million, or $0.31 per share, for the three months ended December 31, 2010. The increase in per share net investment income over the periods was the result of the growth of our portfolio.

Net Realized Gains or Losses

Sales and repayments of long-term investments totaled $69.3 million and realized losses totaled $8.0 million due to sales of our debt investments for the three months ended December 31, 2011. Sales and repayments of long-term investments totaled $85.5 million and net realized gains totaled $2.3 million for the three months ended December 31, 2010.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended December 31, 2011 and 2010, we reported unrealized appreciation on our investments of $10.0 million and $18.7 million, respectively. The change from prior year was primarily the result of the changes in the leveraged credit markets. On December 31, 2011 and September 30, 2011, net unrealized depreciation on investments totaled $28.7 million and $38.8 million, respectively.

For the three months ended December 31, 2011 and 2010, our Credit Facility value increased by $1.1 million and $6.6 million, respectively. The change from prior year was primarily the result of the Credit Facility approaching maturity. On December 31, 2011 and September 30, 2011, net unrealized depreciation on our Credit Facility totaled $1.0 million and $2.1 million, respectively.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $15.8 million, or $0.34 per share, for the three months ended December 31, 2011. This compares to a net increase in net assets resulting from operations which totaled $25.5 million, or $0.71 per share, for the three months ended December 31, 2010. The change from prior year was primarily due to the continued growth in net investment income as a result of growing our portfolio offset by the appreciation in the value of our Credit Facility as it approaches maturity and depreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from our Credit Facility, SBA debentures and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the SBA debentures, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2011 and September 30, 2011, we had outstanding borrowings of $192.0 million and $240.9 million under the Credit Facility, with a weighted average interest rate of 1.28% and 1.27%, exclusive of the fee on undrawn commitments of 0.20%, and $123.0 million and $74.1 million of unused borrowing capacity, respectively.

As of December 31, 2011, $150.0 million in SBA debt commitments were fully drawn with a weighted average interest rate of 3.70% exclusive of the 3.43% in upfront fees (4.04% inclusive of the upfront fees). We had $41.1 million of cash in PennantPark SBIC LP as of December 31, 2011.

Our operating activities provided cash of $31.7 million for the three months ended December 31, 2011, primarily from proceeds from the net disposition of investments, and our financing activities used cash of $61.2 million for the same period, primarily from net repayments under our Credit Facility.

Our operating activities used cash of $27.3 million for the three months ended December 31, 2010, primarily from net purchases of investments, and our financing activities provided cash of $28.5 million for the same period, primarily from net borrowings under our Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2011 and 2010, we declared distributions of $0.28 and $0.26 per share, respectively, for total distributions of $12.8 million and $9.4 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

RECENT DEVELOPMENTS

Subsequent to December 31, 2011, we completed a public offering of 10,350,000 shares of common stock, including the underwriters' over-allotment option, at a public offering price of $10.55 per share, raising approximately $109,192,500 in gross proceeds.

We are currently in discussions with our existing lenders and others to amend and restate our existing $315.0 million Credit Facility, which is scheduled to mature in June of this year. We currently expect the amended and restated credit facility to be at least $350.0 million, priced at LIBOR+275 with an unused fee of 50 basis points, to have a four-year maturity, with a one-year term out period following its third year, to have the same security to the same extent as in place for our existing Credit Facility and to include customary covenants, including a minimum asset coverage and minimum equity covenant. The amended and restated credit facility is not fully committed and the size and terms of such credit facility remain subject to change. Further, no assurances can be given that we will successfully enter into such an amended and restated credit facility.

Subsequent to December 31, 2011, Standard & Poor's Ratings Services and Fitch Ratings Services assigned us an investment grade rating BBB-.

Since December 31, 2011, we have invested $73 million.

AVAILABLE INFORMATION
The Company makes available on its website its report on Form 10-Q filed with the Securities and Exchange Commission and stockholders may find the report on our website at www.pennantpark.com.

             PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                December 31,
                                                    2011      September 30,
                                                 (unaudited)       2011
                                               -------------- -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments,
   at fair value (cost--$790,319,893 and
   $816,078,311, respectively)                 $ 755,681,743  $ 773,375,381
  Non-controlled, affiliated investments, at
   fair value (cost--$37,362,359 and
   $36,744,425, respectively)                     43,252,714     40,673,133
  Controlled, affiliated investments, at fair
   value (cost--$11,500,100 and $13,500,100,
   respectively)                                  11,500,000     13,500,001
                                               -------------  -------------
    Total Investments, at fair value (cost--
     $839,182,352 and $866,322,836,
     respectively)                               810,434,457    827,548,515
Cash equivalents                                  42,075,768     71,604,519
Interest receivable                                7,820,922     10,878,236
Receivable for investments sold                    1,579,959     13,118,967
Prepaid expenses and other assets                  5,532,413      5,587,977
                                               -------------  -------------
      Total assets                               867,443,519    928,738,214
                                               =============  =============
Liabilities
Distributions payable                             12,793,138     12,336,241
Payable for investments purchased                    387,672     18,572,499
Unfunded investments                              36,346,599     37,132,151
Credit facility payable (cost--$192,000,000
 and $240,900,000, respectively)                 191,040,000    238,792,125
SBA debentures payable (cost--$150,000,000 and
 $150,000,000, respectively)                     150,000,000    150,000,000
Interest payable on credit facility and SBA
 debentures                                        1,866,437        687,362
Management fee payable                             4,043,281      4,008,054
Performance-based incentive fee payable            3,748,996      3,773,829
Accrued other expenses                             1,507,814        778,757
                                               -------------  -------------
      Total liabilities                          401,733,937    466,081,018
                                               =============  =============
Net Assets
Common stock, 45,689,781 shares are issued and
 outstanding. Par value $0.001 per share and
 100,000,000 shares authorized.                       45,690         45,690
Paid-in capital in excess of par value           540,603,020    540,603,020
Undistributed net investment income               10,530,244      8,326,854
Accumulated net realized loss on investments     (57,681,477)   (49,651,922)
Net unrealized depreciation on investments       (28,747,895)   (38,774,321)
Net unrealized depreciation on credit facility       960,000      2,107,875
                                               -------------  -------------
      Total net assets                         $ 465,709,582  $ 462,657,196
                                               =============  =============
      Total liabilities and net assets         $ 867,443,519  $ 928,738,214
                                               =============  =============
Net asset value per share                      $       10.19  $       10.13
                                               =============  =============

             PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                                     Three Months Ended
                                                        December 31,
                                                 --------------------------
                                                     2011          2010
                                                 ------------  ------------
Investment income:
From non-controlled, non-affiliated investments:
  Interest                                       $ 24,020,424  $ 18,559,165
  Other                                             1,870,514       846,584
From non-controlled, affiliated investments:
  Interest                                            572,931       363,432
From controlled, affiliated investments:
  Interest                                            374,889       210,000
                                                 ------------  ------------
      Total investment income                      26,838,758    19,979,181
                                                 ------------  ------------
Expenses:
  Base management fee                               4,043,281     3,498,594
  Performance-based incentive fee                   3,749,128     2,792,994
  Interest and expenses on the credit facility
   and SBA debentures                               2,375,123     1,135,427
  Administrative services expenses                    797,353       579,055
  Other general and administrative expenses           842,345       683,359
                                                 ------------  ------------
  Expenses before excise tax                       11,807,230     8,689,429
                                                 ------------  ------------
  Excise tax                                           35,000       118,967
                                                 ------------  ------------
  Total expenses                                   11,842,230     8,808,396
                                                 ------------  ------------
  Net investment income                            14,996,528    11,170,785
                                                 ------------  ------------
Realized and unrealized gain (loss) on
 investments and credit facility:
Net realized (loss) gain on non-controlled, non-
 affiliated investments                            (8,029,555)    2,293,362
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated investments        8,064,782    18,752,873
  Non-controlled, affiliated investments            1,961,644       (90,172)
      Credit facility unrealized (appreciation)    (1,147,875)   (6,604,625)
                                                 ------------  ------------
  Net change in unrealized appreciation             8,878,551    12,058,076
                                                 ------------  ------------
Net realized and unrealized gain from
 investments and credit facility                      848,996    14,351,438
                                                 ------------  ------------
Net increase in net assets resulting from
 operations                                      $ 15,845,524  $ 25,522,223
                                                 ============  ============
Net increase in net assets resulting from
 operations per common share                     $       0.34  $       0.71
                                                 ============  ============
Net investment income per common share           $       0.33  $       0.31
                                                 ============  ============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com